UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Genta Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENTA INCORPORATED
Two Connell Drive
Berkeley Heights, NJ 07922
908-286-9800

April 28, 2006

Dear Stockholder:

     You are cordially invited to attend the 2006 annual meeting of stockholders of Genta Incorporated on Friday, June 16, 2006 at 11:00 a.m., local time, at the Hotel Westminster, 550 West Mount Pleasant Avenue, Livingston, New Jersey.

     The accompanying notice of annual meeting of stockholders outlines the matters to be brought before the meeting, and the accompanying proxy statement discusses these matters in greater detail. The notice and the proxy statement have been made a part of this invitation.

     Whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may also vote electronically via the Internet or by telephone. If you have any questions or need assistance in completing the proxy card, please contact Stephen E. Cook, our Corporate Controller, at the number above.

     We are providing a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with this proxy statement. We are mailing this proxy statement and a form of proxy on or about May 8, 2006.

     Our Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Raymond P. Warrell, Jr., M.D. Chairman and Chief Executive Officer

GENTA INCORPORATED
Two Connell Drive
Berkeley Heights, NJ 07922
908-286-9800

Notice of Annual Meeting of Stockholders

April 28, 2006

     The 2006 annual meeting of stockholders of Genta Incorporated, a Delaware corporation, will be held on Friday, June 16, 2006 at 11:00 a.m., local time, at the Hotel Westminster, 550 West Mount Pleasant Avenue, Livingston, New Jersey, for the following purposes:

1.	To elect seven directors.

2.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 155,000,000, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, to 255,000,000, consisting of 250,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

3.	To approve an amendment to our 1998 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under our plan from 18,500,000 to 20,500,000.

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

5.	To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the annual meeting. Attendance at the annual meeting is limited to our stockholders and one guest. Only stockholders of record at the close of business on April 24, 2006, the record date, are entitled to notice of and to vote at the annual meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.

By order of the Board of Directors,

Richard J. Moran
Senior Vice President, Chief Financial Officer and Corporate Secretary

YOU CAN VOTE IN ONE OF THREE WAYS:

(1) Use the toll-free telephone number on your proxy card to vote by phone;
(2) Visit the Web site noted on your proxy card to vote via the Internet; or
(3) Sign, date and return your proxy card in the enclosed envelope to vote by mail.

GENTA INCORPORATED
Two Connell Drive
Berkeley Heights, NJ 07922
908-286-9800

________________

PROXY STATEMENT
________________

     This proxy statement contains information related to the 2006 annual meeting of stockholders of Genta Incorporated, a Delaware corporation, referred to herein as “we”, “us”, and “our”, to be held on Friday, June 16, 2006, at 11:00 a.m., local time, at the Hotel Westminster, 550 West Mount Pleasant Avenue, Livingston, New Jersey, and at any postponements or adjournments thereof. This proxy statement and the enclosed proxy card are being mailed to our stockholders on or about May 8, 2006. The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 is being mailed together with this proxy statement.

VOTING AT THE ANNUAL MEETING

Who Can Vote

     Only stockholders of record at the close of business on April 24, 2006, the record date, are entitled to notice of and to vote at the annual meeting, and at any postponements or adjournments thereof. As of the record date, [ ] shares of our Common Stock, par value $.001 per share, were issued and outstanding, and less than [ ] shares of our convertible Series A Preferred Stock, par value $.001 per share, were outstanding. Holders of our Common Stock are entitled to one vote per share for each proposal presented at the annual meeting. Holders of our Series A Preferred Stock are not entitled to vote at the annual meeting.

How to Vote; How Proxies Work

     Our Board of Directors is asking for your proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy as you can always change your vote at the annual meeting. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience. We will bear the costs incidental to the solicitation and obtaining of proxies, including the costs of reimbursing banks, brokers and other nominees for forwarding proxy materials to beneficial owners of our capital stock. Proxies may be solicited by our officers and employees, without extra compensation, by mail, telephone, telefax, personal interviews and other methods of communication. In addition, we have retained Mellon Investor Services to act as our proxy solicitor in conjunction with the annual meeting. We have agreed to pay that firm $8,500, plus reasonable out of pocket expenses, for proxy solicitation services.

     At the annual meeting, and at any postponements and adjournments thereof, all shares entitled to vote and represented by properly executed proxies received prior to the annual meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the following proposals:

1.	To elect seven directors.

2.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 155,000,000, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, to 255,000,000, consisting of 250,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

3.	To approve an amendment to our 1998 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under our plan from 18,500,000 to 20,500,000.

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

5.	To transact such other business as may properly come before the meeting.

     A stockholder may revoke his or her proxy at any time before it is exercised by written notice to our Corporate Secretary at our address listed on the top of page one of this proxy statement, by delivery of a later-dated signed proxy or by voting in person at the annual meeting.

What Constitutes a Quorum

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the annual meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining a quorum. Broker non-votes occur when a nominee holding shares for a beneficial owner does not have discretionary voting power on a matter and has not received instructions from the beneficial owner.

What Vote is Required

     Election as a director requires a plurality of the votes present, either in person or by proxy, at the annual meeting. For election of directors, votes may be cast in favor of or withheld from a nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

     Each other proposal described in this proxy statement and the attached notice of annual meeting of stockholders requires the affirmative vote of a majority of the votes present, either in person or by proxy, and entitled to vote on the matter presented at the annual meeting, except that the proposal to amend our Restated Certificate of Incorporation, as amended, requires the affirmative vote of a majority of the outstanding shares of our Common Stock. For each of these proposals, abstentions may be specified and will have the effect of a negative vote, while broker non-votes will have no effect on the outcome of such proposals, except broker non-votes will have a negative effect on the proposal to amend our Restated Certificate of Incorporation, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

     As of April 10, 2006, the Board consisted of seven directors. At the 2006 annual meeting, seven directors will be elected to serve a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

     Our Board has nominated Raymond P. Warrell, Jr., M.D., Martin J. Driscoll, Jerome E. Groopman, M.D., Betsy McCaughey, Ph.D., Christopher P. Parios, Daniel D. Von Hoff, M.D. and Douglas G. Watson for election as directors to serve until the 2007 annual meeting of stockholders. All nominees are currently members of the Board.

     Each nominee has expressed his or her willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve. If a nominee becomes unavailable before the election, the proxies may be voted for one or more substitute nominees designated by the Board, or the Board may decide to reduce the number of directors.

     Set forth below is certain information with respect to each nominee for director.

Nominees for Election at the Annual Meeting

     Raymond P. Warrell, Jr., M.D., 56, has been our Chief Executive Officer and a member of our Board since December 1999 and our Chairman since January 2001. From December 1999 to May 2003, he was also our President. From 1978 to 1999, Dr. Warrell was associated with the Memorial Sloan-Kettering Cancer Center in New York, where he held tenured positions as Member, Attending Physician, and Associate Physician-in-Chief, and with the Joan and Sanford Weill Medical College of Cornell University, where he was Professor of Medicine. Dr. Warrell also has more than 20 years of development and consulting experience in pharmaceuticals and biotechnology products. He was a co-founder and chairman of the scientific advisory board of PolaRx Biopharmaceuticals, Inc., which developed Trisenox®, a drug for the treatment of acute promyelocytic leukemia, that is now marketed by Cephalon, Inc. Dr. Warrell holds or has filed numerous patents and patent applications for biomedical therapeutic or diagnostic agents. He has published more than 100 peer-reviewed papers and more than 240 book chapters and abstracts, most of which are focused upon drug development in tumor-related diseases. Dr. Warrell is a member of the American Society of Clinical Investigation, the American Society of Hematology, the American Association for Cancer Research and the American Society of Clinical Oncology. Among many awards, he has received the U.S. Public Health Service Award for Exceptional Achievement in Orphan Drug Development from the FDA. He obtained a B.S. in Chemistry from Emory University, a M.D. from the Medical College of Georgia, and a M.B.A. from Columbia University Graduate School of Business. Dr. Warrell is married to Dr. Loretta M. Itri, President, Pharmaceutical Development and Chief Medical Officer of Genta.

     Martin J. Driscoll, 47, has been a member of our Board since September 2005. Mr. Driscoll has more than twenty-three years of executive experience in pharmaceutical sales and marketing, business development and operations. Most recently, Mr. Driscoll was Senior Vice President of Sales and Marketing at Reliant Pharmaceuticals, a privately held company that markets a portfolio of branded pharmaceutical products, where he was a member of the Management Committee and an Executive Officer of the Company. From 1983 to 1990, Mr. Driscoll held positions of increasing responsibility at Schering Plough Corporation, including most recently as Vice President of Sales and Marketing for Schering’s Primary Care Division. He previously served as Vice President, Sales and Marketing, for the Schering Diabetes Unit, and also for Key Pharmaceuticals, the largest Schering U.S. Business Unit. His experience includes management of franchises that encompass oncologic, cardiovascular, anti-infective, metabolic, CNS, pulmonary and dermatologic products. At both Reliant and Schering, Mr. Driscoll had extensive experience in the negotiation, implementation and management of collaborations with other companies. Prior to joining Reliant, from 2000 to 2002 Mr. Driscoll was Vice President, Commercial Operations and Business Development at ViroPharma Inc., where he built their first commercial sales and marketing operation, and was the ViroPharma Chair for the ViroPharma/Aventis Joint Steering Committee for their Phase 3 antiviral product collaboration.

     Jerome E. Groopman, M.D., 54, has been a member of our Board since November 2002. Dr. Groopman, who is Professor of Medicine and Chief of Experimental Medicine at the Beth Israel Deaconess Medical Center in Boston, also holds the Dina and Raphael Recanati Chair of Medicine at Harvard Medical School. Dr. Groopman has an extensive record of achievement in basic and clinical research related to cancer, hematology and HIV infection. He has served on the Advisory Council to the National Heart, Lung and Blood Institute for AIDS-related diseases. He was Chairman of the Advisory Committee to the FDA for Biological Response Modifiers. In 2000, Dr. Groopman was elected to the Institute of Medicine of the National Academy of Sciences. Dr. Groopman also serves on many scientific editorial boards and has authored and published more than 150 scientific articles. He has written three books relating to the devastating personal impact of disease in people afflicted with AIDS and cancer entitled, “The Measure of Our Days”, “Second Opinions” and “The Anatomy of Hope.” Among other periodicals, he is a frequent contributor to The New Yorker magazine, where he is staff writer on medicine and biology.

     Betsy McCaughey, Ph.D., 57, has been a member of our Board since June 2001. Dr. McCaughey is a nationally recognized expert on health care. Dr. McCaughey has had a distinguished academic career as a faculty member at Columbia University and as John M. Olin Fellow at the Manhattan Institute. In the mid 1990s, she received broad recognition for her analysis of the Clinton health care plan. In 1994, she was elected Lieutenant Governor of New York and was a candidate for Governor in 1998. As Lieutenant Governor, she drafted legislation dealing with Medicaid reform, clinical trials access, hospital financing and insurance reform. She is currently an Adjunct Senior Fellow at the Hudson Institute and is a frequent commentator on the future of the health care industry. She is also the founder and chairman of the Committee to Reduce Infection Deaths. Dr. McCaughey has authored numerous articles on health insurance, medical innovation, government regulation and public policy, which have appeared in publications such as The Wall Street Journal, New Republic, The New York Times, and U.S. News and World Report.

     Christopher P. Parios, 65, has been a member of our Board since September 2005. Mr. Parios has more than thirty-five years of pharmaceutical experience, including product development, marketing and promotion, strategy and tactic development, and managing pharmaco-economic and reimbursement issues. He has worked with many of the major companies in the pharmaceutical industry including Hoffmann-LaRoche, Ortho-McNeil, Pfizer, Novartis, Schering Plough, Janssen, Ortho Biotech, and Bristol-Myers Squibb. Mr. Parios is currently Executive Director of The Dominion Group, an independent healthcare consulting firm that specializes in market research, strategic planning, and competitive intelligence monitoring. In this role, he is responsible for the full range of market research, consulting, and business planning activities to facilitate informed business decisions for clients regarding product development, acquisitions, product positioning, and promotion. Previously, Mr. Parios was President and Chief Operating Officer of Ferguson Communication Group, as well as Vice Chairman of the parent company, CommonHealth USA, a leading full-service communications resource for the healthcare industry. Mr. Parios was a partner in Pracon, Inc. a health-care marketing consulting firm from 1982 to 1991, and helped engineer the sale of that firm to Reed-Elsevier in 1989. Over a twenty-year period, Mr. Parios held progressively senior positions at Hoffmann-LaRoche, Inc., most recently as Director of New Product Planning and Regulatory Affairs Management. This group established the project management system for drug development at Hoffmann-LaRoche and coordinated development activities for such products at Versed®, Rocephin®, Roferon®, Acutane® and Rimadyl®. Mr. Parios was also a member of the corporate team responsible for domestic and international product and technology licensing activities.

     Daniel D. Von Hoff, M.D., F.A.C.P., 58, has been a member of our Board since January 2000. He is Senior Investigator and Director of Translational Research at the not-for-profit Translational Genomics Research Institute (TGen) in Phoenix, Arizona as well as Clinical Professor of Medicine at the University of Arizona Health Sciences Center. Dr. Von Hoff is also Chief Scientific Officer for US Oncology. From 1985 through 1999, he was a professor and clinical professor at the University of Texas Health Science Center at San Antonio. From 1990 to 2003 he was Director of the Arizona Cancer Center at the University of Arizona. Dr. Von Hoff has published more than 516 papers, 129 book chapters and more than 870 abstracts. Dr. Von Hoff is the former President of the American Association for Cancer Research, a Fellow of the American College of Physicians and a member and past board member of the American Society of Clinical Oncology. He was a founder and board member of ILEX™ Oncology, Inc., which was acquired by Genzyme, Inc. Dr. Von Hoff has also served as a consultant to a number of biopharmaceutical companies engaged in oncology drug development. He is founder and the Editor Emeritus of Investigational New Drugs – The Journal of New Anticancer Agents and Editor of Molecular Cancer Therapeutics. He has played a significant role in the development of several anticancer agents, e.g., gemcitabine, CPT-11, docetaxel and many others now used routinely in the practice of oncology.

     Douglas G. Watson, 61, has been a member of our Board since April 2002 and was appointed Vice Chairman of our Board and Lead Director in March 2005. Mr. Watson is the founder and Chief Executive Officer of Pittencrieff Glen Associates, a leadership and management-consulting firm. Prior to taking early retirement in 1999, Mr. Watson spent 33 years with Geigy/Ciba-Geigy/Novartis, during which time he held a variety of positions in the United Kingdom, Switzerland and the United States. From 1986 to 1996, he was President of Ciba U.S. Pharmaceuticals Division, and in 1996 he was appointed President & Chief Executive Officer of Ciba-Geigy Corporation. During this ten-year period, Mr. Watson was an active member of the Pharmaceutical Research & Manufacturers Association board in Washington, D.C. Mr. Watson became President & Chief Executive Officer of Novartis Corporation, the U.S. subsidiary of Novartis AG, in 1997 when the merger of Ciba-Geigy & Sandoz was approved by the Federal Trade Commission. Mr. Watson is currently Chairman of OraSure Technologies Inc. and Javelin Pharmaceuticals, Inc. He also serves on the boards of Engelhard Corporation, Dendreon Corporation, and InforMedix, Inc., as well as a number of privately held biotechnology companies.

     The Board unanimously recommends that you vote “FOR” the election of each nominee as director.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS
AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK
AVAILABLE FOR ISSUANCE

     The Board has unanimously approved an amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of capital stock from 155,000,000 shares to 255,000,000 shares and recommends that our stockholders approve the proposed amendment. The additional 100,000,000 shares of capital stock will be designated as Common Stock with a par value of $0.001 per share. Genta is currently authorized to issue 155,000,000 shares of capital stock, 150,000,000 of which are designated as Common Stock and 5,000,000 of which are designated as Preferred Stock.

     The additional shares of Common Stock would have rights identical to our Common Stock currently outstanding. Approval of the proposed amendment and any issuance of Common Stock would not affect the rights of the holders of our Common Stock currently outstanding, except for the effects incidental to increasing the outstanding number of shares of Common Stock, such as dilution of earnings per share and voting rights of current holders of our Common Stock. As of the record date, [ ] shares of our Common Stock were issued and outstanding. The proposed amendment will not change the number of shares of Preferred Stock authorized for issuance.

     The number of shares currently authorized is sufficient for our existing commitments. However, due to current limitations, the Board believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board to be necessary or desirable. These purposes may include, but are not limited to, the following: expanding our business or product lines through the acquisition of other businesses or products; establishing strategic relationships with other companies; raising capital through the sale of our Common Stock; and attracting and retaining valuable employees by providing equity incentives. We do not currently have any commitments, arrangements or understandings relating to any such transaction, which would require the additional shares.

     Once authorized, the additional shares of Common Stock may be issued with approval of our Board but without further approval of our stockholders, unless applicable law, rule or regulation requires stockholder approval.

     Stockholder approval of this proposal is required under Delaware law and requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock.

The Board unanimously recommends that you vote “FOR” the approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of capital stock available for issuance.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO OUR 1998 STOCK INCENTIVE PLAN TO INCREASE THE
NUMBER OF SHARES AUTHORIZED UNDER THE PLAN

     On April 5, 2006, the Board approved, subject to stockholder approval at the annual meeting, an amendment to our 1998 Stock Incentive Plan, referred to herein as the plan, that would increase the total number of shares of Common Stock authorized for issuance under the plan from 18,500,000 shares to 20,500,000 shares, an increase of 2,000,000 shares. The Board has directed that the proposed amendment be submitted to our stockholders for their approval.

     The Board believes that the availability of the additional 2,000,000 shares under the plan is in the best interests of the Company and our stockholders because the availability of an adequate equity compensation program is an important factor in attracting and retaining qualified officers and employees essential to our success (whether through acquisitions or otherwise) and in aligning their long term interests with those of our stockholders. The increase in the number of shares of Common Stock reserved for issuance under the plan will permit us to continue to operate the plan for the benefit of new participants (including new hires or employees of acquired companies), as well as to allow additional awards to current participants. Stockholder approval of the amendment of the plan to increase the number of shares of Common Stock authorized for issuance or transfer under the plan is being sought (i) in order for incentive stock options to meet the requirements of the Internal Revenue Code (“Code”) and (ii) in order to meet the NASDAQ Stock Market listing requirements.

     The major features of the plan and proposed amendment are summarized below. This summary of the plan and the proposed amendment are not intended to be a complete description of the plan and this summary is qualified in its entirety by the actual text of the plan. We will furnish, without charge, a copy of the plan to any stockholder upon request. Such request should be sent to our Corporate Secretary or made by telephone at our address or phone number listed on the top of page one of this proxy statement.

General

     The plan provides for the grant of (i) incentive stock options, (ii) non-qualified stock options (incentive and nonqualified stock options are collectively referred to as “options”), (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights and (vii) other stock-based awards. The plan currently authorizes the issuance of up to 18,500,000 shares of Common Stock, subject to adjustment as described in the plan. Our stockholders are being asked to consider and approve an amendment which would, commencing on the date of the annual meeting, increase the number of shares of Common Stock available for grants under the plan by an additional 2,000,000 shares, for a total of 20,500,000 shares. If any award is forfeited or otherwise terminates or is cancelled without delivery of the shares of Common Stock, the shares covered by such award or to which such award relates will again become available for issuance under the plan. No individual who receives a grant of options and stock appreciation rights under the plan may be granted more than 8,000,000 shares under the plan during any two-year period.

     The plan was approved by the Board on May 28, 1998 and by our stockholders on July 14, 1998. The plan was amended and restated by the Board on March 19, 2004 and was approved by our stockholders on June 23, 2004, was amended by the Board on September 15, 2005 and was amended, most recently, on April 5, 2006, subject to stockholder approval of the increase in the number of shares.

Administration

     The plan is administered by the Board’s Compensation Committee, referred to herein as the committee. This committee has the authority to (i) exercise all of the powers granted to it under the plan, (ii) construe, interpret and implement the provisions of the plan, (iii) prescribe, amend and rescind rules and regulations relating to the plan, (iv) correct any defect, supply any omission and reconcile any inconsistency in the plan, (v) amend the plan to reflect changes in applicable law, (vi) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares of Common Stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances amounts payable with respect to awards will be deferred either automatically or at the election of the holder or the Committee, (viii) determine whether, to what extent and under what circumstances the management of the day-to-day operations of the plan and our functions with respect to the plan will be delegated to a registered broker-dealer or other qualified third party, and (xi) make all determinations necessary or advisable in administering the plan. The determinations of the committee are made in its sole discretion and are final, binding and conclusive. The committee is presently comprised of Daniel D. Von Hoff, M.D., Christopher P. Parios and Douglas G. Watson, each of who is an independent non-employee director of Genta.

Eligibility for Participation

     Our officers, other employees (including prospective employees whose participation is conditioned on their becoming employees), and non-employee directors, as well as our consultants, advisers and other independent contractors are eligible for grants under the plan. The committee determines who will receive grants under the plan. As of March 31, 2006, approximately 71 employees were eligible for grants under the plan.

Types of Awards

     Options

     The committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code, or so-called “non-qualified stock options” that are not intended to so qualify. The terms of any option grant under the plan are set forth in the plan agreement and determined by the committee. Anyone eligible to participate in the plan may receive a grant of non-qualified stock options. Only our employees may receive a grant of incentive stock options.

     The committee determines the period during which options are exercisable, subject to the limitation that incentive stock options must be exercised no later than the tenth anniversary of the date of grant of the incentive stock option. However, if the grantee of an incentive stock option is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the period during which incentive stock options are exercisable may not exceed five years from the date of grant. Unless the committee provides otherwise, an option will become exercisable in four equal installments of 25% on each of the first four anniversaries of the date of grant.

     The exercise price per share of an option will be determined by the committee and set forth in the plan agreement. The exercise price per share for a non-qualified stock option may be less than, equal to or greater than the fair market value of a share of Common Stock on the date of grant. The exercise price per share for incentive stock options must be at least equal to the fair market value of a share of Common Stock on the date of grant. It is current committee policy that the exercise price per share must be at least equal to the fair market value of a share of Common Stock on the date of grant for all non-qualified stock options granted. If the grantee of an incentive stock option is a person who holds more than 10% of the total combined voting power of all classes of our stock, the exercise price per share of the incentive stock option must be no less than 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which incentive stock options granted under the Plan and all of our other plans are first exercisable by a grantee during any calendar year exceeds $100,000, such incentive stock options must be treated as non-qualified stock options.

     The exercise price for any option is payable (i) by check, (ii) unless the plan agreement provides otherwise, by delivery of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price and a check for any remaining portion of the full option exercise price, or (iii) by such other payment method permitted by the committee to the extent permitted by law. The committee may provide in the plan agreement that an additional option will be granted to any grantee who delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option will equal the number of shares delivered to exercise the original outstanding option, will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant of the additional option and will have an expiration date that is no later than that of the original option. If a plan agreement provides for the grant of an additional option, the agreement will also provide that the exercise price of the original option be no less than the fair market value of a share of Common Stock on the date of grant and that any shares delivered in payment of the exercise price will have been held for at least six months.

     Stock Appreciation Rights

     The committee may grant stock appreciation rights to anyone eligible to participate in the plan. Stock appreciation rights may be granted in connection with, or independently of, any option granted under the plan. A stock appreciation right granted in connection with a non-qualified stock option may be granted at or after the time of grant of the non-qualified stock option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of the incentive stock option. Upon exercise of a stock appreciation right, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price set forth in the plan agreement (or the option exercise price if the stock appreciation right is granted in connection with an option). Such payment to the grantee will be in cash, in Common Stock or a combination of cash and Common Stock, as determined by the committee. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

     Restricted Stock

     The committee may grant restricted shares of Common Stock to anyone eligible to participate in the plan. The committee may require that grantees pay consideration for the restricted stock. The committee determines the number of shares of Common Stock subject to the restricted stock award, the terms and conditions of the restricted stock award and the applicable restriction period. After a grantee accepts a restricted stock award, the grantee will have all of the rights of our stockholders with respect to such restricted stock, except that the grantee will not be able to transfer the restricted stock until the restrictions on the restricted stock lapse. During the 120 days following termination of the grantee’s employment for any reason, we have the right (but not the obligation) to require the return of any shares to which restrictions on transferability apply for which we will repay the grantee the lesser of the fair market value of the shares or the amount paid by the grantee for the shares.

     Restricted Stock Units

     The committee may grant restricted stock units to anyone eligible to participate in the Plan. The committee may require that grantees pay consideration for the restricted stock unit and may subject restricted stock units to such conditions to vesting as the committee deems appropriate. Restricted stock units provide grantees with the economic equivalent of actual restricted shares of stock. A restricted stock unit is an unsecured promise to transfer an unrestricted share of Common Stock at a specified future maturity date (which can be later than the vesting date at which the right to receive the shares becomes non-forfeitable) selected by the grantee.

     Dividend Equivalent Rights

     The committee may include in any award a dividend equivalent right which entitles the recipient to receive an amount equal to the ordinary dividends that would have been paid, during the time such award is outstanding, unexercised or not vested, on the shares of Common Stock covered by such award as if such shares were then outstanding. Dividend equivalents may be paid in cash, in shares of Common Stock or in another form and may be conditioned upon the exercise of the award to which they relate and subject to other terms and conditions as the committee deems appropriate.

     Other Stock-Based Awards

     The plan permits the committee to grant other stock-based awards, such as performance shares or unrestricted stock, subject to such terms and conditions, as the committee deems appropriate. Such awards may be payable in shares of Common Stock or be payable in cash based on the value of shares of Common Stock.

Right of Recapture

     If at any time within one year after the date on which a participant exercises an option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based award (each a “realization event”), the participant is terminated for cause or engages in activity determined by the committee to be in competition with us, then any gain realized by the participant from the realization event will be paid by the participant to us upon notice from us. Such gain will be determined as of the date of the realization event, without regard to any subsequent change in the fair market value of the Common Stock.

Adjustment Provisions

     Subject to any required action by our stockholders, if there is any change in the number or kind of shares by reason of a stock dividend, stock split, or reverse stock split, combination or reclassification of the Common Stock, or any other change in the number of issued shares effected without receipt by us of consideration, the maximum number of shares available for grants, the limit on the number of shares any individual may receive pursuant to grants, the number of shares covered by outstanding grants, and the price per share may be proportionately adjusted by the committee in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Amendment and Termination of the Plan

     The Board may amend or terminate the plan at any time, subject to stockholder approval if required in order to comply with the Code, or other applicable laws or regulations. Unless sooner terminated by the Board, no options may be granted under the plan after July 13, 2008. The committee may amend any outstanding plan agreement, among other things, to accelerate the time of exercise or the time an award becomes unrestricted or waive or amend any goals restrictions or conditions, except such amendment may not materially impair the grantee’s rights or materially increase the participant’s obligations under the award without the participant’s consent. Stockholder approval is required to reprice any option issued under the plan that is repriced by lowering the option exercise price or granting a new option with a lower exercise price than an option previously granted under the plan without the six months before or after cancellation of the previous option.

Change in Control

     In the event of a change in control any option or stock appreciation right then outstanding will become fully vested and immediately exercisable unless the applicable plan agreement provides otherwise. The plan also provides that upon a change in control, outstanding plan agreements may be amended by the committee to advance the date on which the outstanding award terminates. In the event of our proposed liquidation or dissolution, all outstanding awards will terminate immediately prior to the consummation of the proposed action, unless the committee determines otherwise. The committee may accelerate the date on which awards become exercisable or fully vested and declare that an award will terminate as of a specified date. If we merge or consolidate with or into another corporation or entity, outstanding awards will be assumed or the successor corporation or a parent or subsidiary of such successor corporation will substitute an equivalent option or right, unless the committee determines to accelerate the date on which an award becomes exercisable or fully vested. If the successor corporation does not assume or substitute the outstanding award, the award will terminate as of the date of the closing of the merger.

Grants Under the Plan

     As of March 31, 2006, options to purchase an aggregate of 15,873,269 shares of Common Stock (net of cancellations) had been granted under the plan, of which 11,238,412 were outstanding. No shares of Common Stock remain outstanding or have been granted with respect to stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units or other stock-based awards. If the amendment to increase the number of shares authorized to be issued under the plan to 20,500,000 shares is approved by stockholders at the annual meeting, the total number of shares of Common Stock that will be available to be issued under the plan will be 4,626,731 shares.

     No grants have been made under the plan that are subject to stockholder approval at the annual meeting. The following table lists option grants made during 2005 under the plan at an exercise price of $0.90 to $1.85 per share.

Name and Position	Number Of Securities Underlying Options Granted

Raymond P. Warrell, Jr., M.D	150,000
Chairman and Chief Executive Officer

Richard J. Moran	120,000
Senior Vice President, Chief
Financial Officer and Corporate
Secretary (1)

William P. Keane	85,000
Former Senior Vice President, Chief
Financial Officer and Corporate Secretary (2)

Loretta M. Itri, M.D	30,000
President, Pharmaceutical Development and Chief
Medical Officer

W. Lloyd Sanders	--
Vice President, Sales and Marketing (3)

Non-Executive Officer Employee Group	1,099,300

Total grants made during 2005	1,484,300

1.	Mr. Moran was appointed Senior Vice President, Chief Financial Officer and Corporate Secretary effective September 16, 2005.

2.	Mr. Keane resigned effective September 23, 2005.

3.	Mr. Sanders was appointed Vice President, Sales and Marketing effective January 16, 2006.

     The last reported sales price of our Common Stock on March 31, 2006 on the NASDAQ stock market was $2.16 per share.

Federal Income Tax Consequences

     The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the plan. This discussion is intended for the information of our stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the plan.

     The grant of an incentive stock option or non-qualified stock option will create no tax consequences for us or the participant. A participant will not recognize taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will receive no deduction at that time. Upon exercising a non-qualified stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date exercised. We generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the exercise price of the option in the case of shares acquired by exercise of an incentive stock option and held for the applicable incentive stock option holding periods). Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option, except that we will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an incentive stock option are disposed of before the applicable incentive stock option holding periods are satisfied.

     With respect to the grant of restricted shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the time that the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within 30 days after receipt of the shares.

     The grant of a stock appreciation right or restricted stock unit will not result in income for the participant or in a tax deduction to us. Upon exercise of the award, the participant will recognize ordinary income in an amount that equals the fair market value of any shares of Common Stock and/or any cash received, and we will be entitled to a tax deduction in the same amount. Participants will recognize ordinary income equal to any amounts paid on dividend equivalent rights at the time of such payment, and we will be entitled to a corresponding deduction.

     Section 162(m) of the Code generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officers and any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. We intend that options and stock appreciation rights granted under the plan by the committee will qualify as performance-based compensation. Other awards granted under the plan will not qualify as performance-based compensation.

     A participant’s award may be subject to a 20% excise tax in addition to ordinary income tax inclusion at the time the award becomes vested, plus interest, if the award constitutes “deferred compensation” under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

     The plan amendment is being presented for stockholder approval to satisfy NASDAQ requirements and to qualify for certain tax benefits. If the amendment is not approved, it will not be adopted.

The Board unanimously recommends that you vote “FOR” the approval of an amendment to our 1998 Stock Incentive Plan to increase the number of shares authorized under the plan.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     The Board has selected the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to ratification by our stockholders at the annual meeting. Deloitte & Touche LLP was our independent registered public accounting firm the fiscal year ended December 31, 2005.

     Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER MATTERS

     The Board does not know of any other matter that may be brought before the annual meeting. However, if any such other matters are properly brought before the meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

The Board and its Committees

     The Board currently consists of seven directors. They are Raymond P. Warrell, Jr., M.D., Jerome E. Groopman, M.D., Martin J. Driscoll, Betsy McCaughey, Ph.D., Christopher P. Parios, Daniel D. Von Hoff, M.D., and Douglas G. Watson. The Board has determined that, except for Dr. Warrell, all of the members of the Board are “independent directors” as defined under NASDAQ rules. Dr. Warrell is not considered independent as he is an executive officer of the Company.

     The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The Board held fourteen meetings during the fiscal year ended December 31, 2005. The Audit Committee held six meetings, and the Compensation Committee held four meetings. No formal meetings were held by the Nominating and Corporate Governance Committee, as the independent directors of the Board acted as a whole on nominating and corporate governance matters. The Executive Committee did not hold any meetings in 2005. Independent directors of the Board held five executive sessions at which only independent directors were present. Each member of the Board attended no fewer than 75% of the total number of meetings of the Board and the committees of which he or she was a member. Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend and historically more than a majority have done so. All directors holding office at the time, with the exception of Dr. Groopman were present at the 2005 annual meeting of shareholders.

     Audit Committee

     The Audit Committee currently consists of Martin J. Driscoll, Christopher P. Parios and Douglas G. Watson. Mr. Driscoll serves as Chairman of this Committee. Mr. Parios replaced Harlan J. Wakoff, who resigned from the Board, effective April 10, 2006. Each member of the committee is independent as defined under NASDAQ rules. The Board has also determined that Mr. Watson fulfills the Securities and Exchange Commission (“SEC”) criteria as an audit committee financial expert. Pursuant to the Audit Committee’s charter adopted by the Board, the purposes of the Audit Committee include reviewing the procedures and results of our external auditing functions, providing a direct communication link to the Board from our external auditing staff and our Chief Financial Officer and helping assure the quality of our financial reporting and control systems. The Audit Committee has the sole authority to retain and terminate the independent registered public accounting firm to examine our financial statements. A copy of this committee’s charter is available on our website at www.genta.com.

     Compensation Committee

     The Compensation Committee currently consists of Daniel D. Von Hoff, M.D., Christopher P. Parios and Douglas G. Watson. Dr. Von Hoff serves as Chairman of this Committee. Each member of the committee is independent as defined under NASDAQ rules. The primary purpose of the Compensation Committee is to review, on an annual basis or more frequently as it deems appropriate, the performance of our executive officers, review the amount and form of compensation payable to our executive officers and report to the Board on an annual basis, making recommendations regarding compensation of our executive officers. In addition, the Compensation Committee administers our equity compensation plans. A copy of this committee’s charter is available on our website at www.genta.com.

     Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee currently consists of Martin J. Driscoll, Jerome E. Groopman, M.D. and Betsy McCaughey, Ph.D. Mr. Driscoll serves as Chairman of this Committee. Each member of the committee is independent as defined under NASDAQ rules. The purpose of the Nominating and Corporate Governance Committee are to identify and recommend individuals qualified for nomination to serve on our Board and its committees, ensure that the performance of the Board is reviewed, develop and recommend corporate governance principles to the Board and ensure that an appropriate governing structure with respect to the Board and its committees is in place so that the Board can perform a proper review function. A copy of the Nominating and Corporate Governance Committee’s charter is available on our website at www.genta.com.

     In assessing candidates as director nominees, whether recommended by this committee or stockholders, the committee considers the following criteria:

o	Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and prior or current association with institutions noted for their excellence.

o	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

o	The background and experience of members of the Board should be in areas important to the operation of the Company such as business, education, finance, government, law, medicine or science.

o	The composition of the Board should reflect sensitivity to the need for diversity as to gender, ethnic background and experience.

     The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. In order for a stockholder to make a nomination, the stockholder must comply with the advance notice provision of Section 14 in Article II of our by-laws. The stockholder must provide a written notice along with the additional information required by our by-laws to our Corporate Secretary at our address listed on the top of page one of this proxy statement. For notice to be timely, it shall be delivered not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting.

     Executive Committee

     In 2005, the Executive Committee consisted of Raymond P. Warrell, Jr., M.D., Harlan J. Wakoff and Douglas G. Watson. Mr. Wakoff resigned from the Board, effective April 10, 2006 and has not yet been replaced on the Executive Committee. Dr. Warrell serves as Chairman of this Committee. The Executive Committee is empowered to review matters arising and to advise management between regularly scheduled meetings of the Board. The Executive Committee does not have the power and authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any provisions of our by-laws.

Compensation of Directors

     Our non-employee directors receive $15,000 per year for their services. In addition, under our Non-Employee Directors’ 1998 Stock Option Plan, non-employee directors currently receive a grant of 24,000 stock options upon their initial election to the Board and thereafter receive an annual grant of 20,000 stock options at the first Board meeting he or she attends in person or participates in each year. Non-employee directors receive an additional $1,500 for each Board meeting attended in person or $750 for each Board meeting attended telephonically. Non-employee directors attending committee meetings receive $1,000 for each in-person meeting or $750 for each meeting attended telephonically. Non-employee directors receive $2,500 per day for Board or committee activities outside of normal activities. The Lead Director and each non-employee Chairperson of a Committee of the Board receive annual cash compensation of $5,000 and a grant of 5,000 stock options at the first Board meeting held subsequent to the annual meeting of stockholders.

     The following table sets forth certain information regarding compensation paid to the following Non-employee directors of the Company during the year ended December 31, 2005:

Name	Compensation

Martin J. Driscoll	$9,750
Jerome E. Groopman, M.D	$23,750
Betsy McCaughey, PhD	$28,500
Christopher P. Parios	$10,000
Daniel D. Von Hoff, M.D	$28,750
Harlan J. Wakoff (1)	$35,000
Douglas G. Watson	$43,250

     (1) Mr. Wakoff resigned from the Board, effective April 10, 2006.

Stockholder Communications to the Board

     The Board has provided a process for stockholders to communicate with our directors. Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to the non-employee directors or any other group of directors or committee of the Board or to a particular director, in care of our Corporate Secretary at our address listed on the top of page one of this proxy statement.

Certain Relationships and Related Transactions

     Dr. Daniel Von Hoff, one of Genta’s directors, holds the position of Senior Investigator and Director of Translational Research at the Translational Genomics Research Institute (“TGen”), which provides consulting work to Genta. During fiscal 2005, TGen performed services for which it was compensated by Genta in the amount of approximately $420,000. The Company believes that the payment of these services was on terms no less favorable than would have otherwise been provided by an “unrelated” party. In the Board’s opinion, Dr. Von Hoff’s relationship with TGen will not interfere with Dr. Von Hoff’s exercise of independent judgment in carrying out his responsibilities as a Director of Genta.

Code of Ethics

     The Board has adopted a Code of Ethics that applies to all our directors and employees, including our principal executive officer and principal financial officer. A copy of the Code is currently available on our website at www.genta.com.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

     Our executive officers are:

     Raymond P. Warrell, Jr., M.D., 56, has been our Chief Executive Officer and a member of our Board since December 1999 and our Chairman since January 2001. From December 1999 to May 2003, he was our President. From 1978 to 1999, Dr. Warrell was associated with the Memorial Sloan-Kettering Cancer Center in New York, where he held tenured positions as Member, Attending Physician, and Associate Physician-in-Chief, and with the Joan and Sanford Weill Medical College of Cornell University, where he was Professor of Medicine. Dr. Warrell also has more than 20 years of development and consulting experience in pharmaceuticals and biotechnology products. He was a co-founder and chairman of the scientific advisory board of PolaRx Biopharmaceuticals, Inc., manufacturers of Trisenox®, a drug for the treatment of acute promyelocytic leukemia, which was acquired by Cell Therapeutics, Inc. in January 2000. Dr. Warrell holds or has filed numerous patents and patent applications for biomedical therapeutic or diagnostic agents. He has published more than 100 peer-reviewed papers and more than 240 book chapters and abstracts, most of which are focused upon drug development in tumor-related diseases. Dr. Warrell is a member of the American Society of Clinical Investigation, the American Society of Hematology, the American Association for Cancer Research and the American Society of Clinical Oncology. Among many awards, he has received the U.S. Public Health Service Award for Exceptional Achievement in Orphan Drug Development from the FDA. Dr. Warrell is married to Dr. Loretta M. Itri, President, Pharmaceutical Development and Chief Medical Officer of Genta.

     Richard J. Moran, 59, has been our Senior Vice President and Chief Financial Officer since September 2005. Mr. Moran has extensive and diversified finance experience from a long career with Johnson & Johnson and several of its operating companies. He served as Chief Financial Officer, Vice President Finance, and member of the U.S.A. Board of Ortho Biotech, Inc. from 1995 until 2002, and from 2000 to 2002 he assumed finance responsibility for the Ortho Biotech Worldwide Board. In that role, he was responsible for planning, preparation, management, compliance and controls of the accounting and financial activities of this $4.4 billion global business unit. From 2002 until his retirement in 2004, he served at Johnson & Johnson’s Corporate Headquarters, where he was charged with strategic development and implementation of Sarbanes-Oxley compliance requirements at more than 350 worldwide locations with $45 billion in sales. Mr. Moran previously served as Finance Group Controller for Johnson & Johnson’s International Cilag, Ortho, McNeil Pharmaceuticals (ICOM) Group from 1989 to 1994 during the launch of Eprex® in 50 countries and Procrit® in the U.S., and he served as a Board member for both Cilag Europe and the ICOM Group. From 1983 to 1988, Mr. Moran was a Director in Johnson & Johnson Corporate Internal Audit Department. Prior to his service at Johnson & Johnson, Mr. Moran was a Staff Auditor for Arthur Andersen & Co. Mr. Moran is a member of the New Jersey Society of Certified Public Accountants, the American Institute of Certified Public Accountants, and has served as Chairman of the Board and Treasurer of the American Red Cross of Somerset County, NJ.

     William P. Keane, 50, had been our Vice President and Chief Financial Officer since October 2002, our Corporate Secretary since November 2002 and our Senior Vice President and Chief Financial Officer since April 2005. Previously, he was Vice President of Sourcing, Strategy, and Operations Effectiveness at Bristol-Myers Squibb, Inc. From 2000 to 2001, Mr. Keane served as Chief Financial Officer of Covance Biotechnology Services Inc., and from 1997 to 2000, he was Vice-President of Finance within the Global Manufacturing group at Warner-Lambert/Pfizer. From 1985 to 1997, he held positions of increasing responsibility in Finance and Operations at Ciba-Geigy/Novartis. Mr. Keane currently serves on the board of directors of Salix Pharmaceuticals Ltd. Mr. Keane resigned effective September 23, 2005.

     Loretta M. Itri, M.D., F.A.C.P., 56, has been our President, Pharmaceutical Development and Chief Medical Officer since March 2003 and was Executive Vice President, Clinical Development and Chief Medical Officer from March 2001 to March 2003. Previously, Dr. Itri was Senior Vice President, Worldwide Clinical Affairs, and Chief Medical Officer at Ortho Biotech Inc., a Johnson & Johnson company, from November 1990 until March 2001. As the senior clinical leader at Ortho Biotech and previously at Johnson & Johnson’s R.W. Johnson Pharmaceutical Research Institute (PRI), she led the clinical teams responsible for new drug application approvals for Procrit®. She had similar leadership responsibilities for the approvals of Leustatin™, Renova™, Topamax™, Levofloxin™, and Ultram™. Prior to joining Johnson & Johnson, Dr. Itri was associated with Hoffmann-La Roche Inc. from June 1982 until November 1990, most recently as Assistant Vice President and Senior Director of Clinical Investigations, where she was responsible for all phases of clinical programs in Immunology, Infectious Diseases, Antivirals, AIDS, Hematology, and Oncology. Under her leadership in the areas of recombinant proteins, cytotoxic drugs and differentiation agents, she compiled the first successful Product License Application (PLA) for an interferon product (Roferon-A™; interferon alfa). Dr. Itri currently serves on the board of directors of Pharmacyclics, Inc. Dr. Itri is married to Dr. Warrell, our Chief Executive Officer and Chairman.

     W. Lloyd Sanders, 45, has been our Vice President, Sales and Marketing since January 2006. He has eighteen years of experience in pharmaceutical sales and marketing. For the past four years, Mr. Sanders was associated with Sanofi-Synthelabo, and subsequently Sanofi-Aventis. He most recently served as Vice President, Oncology Sales, for the combined companies. In that role, he had key product sales responsibility for Eloxatin® (oxaliplatin), Taxotere® (docetaxel), Anzemet® (dolasetron mesylate), and ELITEK® (rasburicase). He led the successful restructuring, integration, deployment, strategic development and tactical execution of the merged companies’ sales forces. He was responsible for national account GPO contracting strategy and negotiations, and he shared responsibility for oncology sales training and sales operations. At Sanofi, he led the 110-member team that achieved record sales for an oncology product launch with Eloxatin®. From 1987 until 2002, Mr. Sanders held progressively increasing levels of responsibility at Pharmacia, Inc. (now Pfizer), most recently as Oncology Sales Director, West/East.

     Summary Compensation Table

     The following table sets forth certain information regarding compensation earned by or paid to each person who served as our Chief Executive Officer at any time during the year ended December 31, 2005, and the four other most highly compensated officers, (collectively, the “named executive officers”).

	Annual Compensation					Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation		Securities Underlying Options (#)	Other Compensation ($) (1)

Raymond P. Warrell, Jr., M.D	2005	430,000	--	37,739	(2)	150,000	10,500
Chairman and	2004	420,000	160,000	20,736		75,000	10,250
Chief Executive Officer	2003	406,250	200,000	20,867		1,300,000	10,000

Richard J. Moran (3)	2005	83,077	--	5,835	(4)	120,000	--
Senior Vice President, Chief	2004	--	--	--		--	--
Financial Officer and Corporate	2003	--	--	--		--	--
Secretary

William P. Keane (5)	2005	244,774	95,300	2,902	(4)	85,000	10,500
Former Senior Vice President,	2004	277,907	78,000	3,796		65,000	10,250
Chief Financial Officer and	2003	260,000	65,000	1,848		15,000	10,000
Corporate Secretary

Loretta M. Itri, M.D	2005	424,000	127,200	8,656	(6)	30,000	10,500
President, Pharmaceutical	2004	430,523	200,000	8,671		50,000	10,250
Development and Chief	2003	390,744	107,200	7,877		330,000	10,000
Medical Officer

W. Lloyd Sanders (7)	2005	--	--	--		--	--
Vice President, Sales and	2004	--	--	--		--	--
Marketing	2003	--	--	--		--	--

(1)	Represents 401(k) matching contributions made by the Company.

(2)	Includes $6,000 for auto allowance, $21,359 for long-term disability and $10,379 for life insurance premiums.

(3)	Mr. Moran was appointed Senior Vice President, Chief Financial Officer and Corporate Secretary, effective September 16, 2005. On an annualized basis, his 2005 salary was $300,000.

(4)	Represents life insurance premiums.

(5)	Mr. Keane resigned effective September 23, 2005.

(6)	Includes $6,943 for long-term disability and $1,712 for life insurance.

(7)	Mr. Sanders was appointed Vice President, Sales and Marketing effective January 16, 2006. His annual salary for the year ending December 31, 2006 is $260,000.

Stock Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning grants of stock options made during 2005 to the named executive officers.

Name	Number Of Securities Underlying Options Granted	Percent Of Total Options Granted To Employees In Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($) (1)

Raymond P. Warrell, Jr., M.D	150,000	10.1	1.62	01/28/15	210,201
Richard J. Moran (2)	120,000	8.1	1.21	09/15/15	127,200
William P. Keane (3)	35,000	2.4	1.62	01/07/15	49,047
	25,000	1.7	1.15	03/24/15	25,250
	25,000	1.7	0.92	04/11/15	20,250
Loretta M. Itri, M.D	30,000	2.0	1.62	01/07/15	42,040
W. Lloyd Sanders (4)	--	--	--	--	--

(1)	These amounts represent the estimated present value of stock options, measured at the date of grant using the Black-Scholes option-pricing model. There are four underlying assumptions in developing the grant valuations: an expected volatility of 119%, an expected term of exercise of approximately six years, a risk free interest rate of approximately 4.0% and a dividend yield of 0%. The actual value, if any, an officer may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

(2)	Represents options granted upon the appointment of Mr. Moran as Senior Vice President, Chief Financial Officer and Corporate Secretary. These options vest in equal increments over the twenty-four monthly anniversaries of the option grant.

(3)	Mr. Keane resigned as Senior Vice President, Chief Financial Officer and Corporate Secretary effective September 23, 2005. All options granted have been forfeited as of December 23, 2005.

(4)	Mr. Sanders was appointed Vice President, Sales and Marketing effective January 16, 2006.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth certain information with respect to aggregate option exercises by the named executive officers in the fiscal year ended December 31, 2005 and with respect to the unexercised options held by the named executive officers as of December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($) (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Raymond P. Warrell, Jr. M.D	--	--	5,532,012	1,356,250	--	--
Richard J. Moran (2)	--	--	15,000	105,000	3,750	26,250
William P. Keane (3)	--	--	--	--	--	--
Loretta M. Itri, M.D	--	--	297,500	452,500	--	--
W. Lloyd Sanders (4)	--	--	--	--	--	--

(1)	Calculated on the basis of the market value of the underlying securities as of December 31, 2005 ($1.46 per share), minus the exercise price, and excludes options approved in January 2006 as part of 2005 annual performance evaluation.

(2)	Mr. Moran was appointed Senior Vice President, Chief Financial Officer and Corporate Secretary, effective September 16, 2005.

(3)	Mr. Keane resigned as Senior Vice President, Chief Financial Officer and Corporate Secretary effective September 23, 2005. All options granted have been forfeited as of December 23, 2005.

(4)	Mr. Sanders was appointed Vice President, Sales and Marketing effective January 16, 2006.

Equity Compensation Plan Information

     The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans
approved by security
holders	10,576,647	$5.17	5,135,708

Equity compensation plans
not approved by security
holders (1)	--	--	--

(1)	None.

Employment Agreements

     Employment Agreement with Raymond P. Warrell, Jr., M.D.

     We previously entered into an employment agreement with Dr. Warrell, dated as of December 1, 2002 and signed May 16, 2003, whereby Dr. Warrell served as our Chairman and Chief Executive Officer (the “2003 employment agreement”). The 2003 employment agreement expired on December 31, 2005 and was superseded and replaced by a new employment agreement between us and Dr. Warrell, dated as of January 1, 2006 and signed March 31, 2006 whereby Dr. Warrell will continue as our Chairman and Chief Executive Officer (the “2006 employment agreement”). The 2006 employment agreement has an initial term of three years ending on December 31, 2008 and provides for automatic extensions for additional one-year periods. Under the 2006 employment agreement, Dr. Warrell receives a base salary of $460,000 per annum with annual percentage increases equal to at least the Consumer Price Index for the calendar year preceding the year of the increase. At the end of each calendar year, Dr. Warrell is eligible for an annual bonus ranging from 0% to 60% of his annual base salary, subject to the achievement of agreed-upon goals and objectives.

     Dr. Warrell received an initial option grant of 1,000,000 stock options under the Plan with an exercise price equal to the fair market value on the date of grant, of which (a) 500,000 shares vest over a three-year vesting schedule (41,664 shares on the date of grant, 444,416 shares in 32 equal monthly increments of 13,888 each commencing on April 1, 2006 and the final 13,920 shares on December 1, 2008) and (b) the remaining 500,000 shares vest upon our achievement of specified milestones relating to the Genasense® product or its substantial equivalent. These milestones include the following: (1) 150,000 shares will become exercisable on the date the Genasense® product receives approval for any first indication in the United States from the Food and Drug Administration (“FDA”), (2) 150,000 shares will become exercisable on the date the Genasense® product receives approval for any first indication in Europe from the European Medicines Agency and (3) 200,000 shares will become exercisable on the first day of the month immediately following the first twelve consecutive month period during which we realize net revenues on sales of the Genasense® product of $100,000,000 or more. Dr. Warrell is also entitled to receive annual stock options for the purchase of up to 225,000 thousand shares of Common Stock, depending upon the achievement of agreed-upon goals and objectives. Such options will become fully exercisable upon a “Trigger Event” (i.e. the sale of Genasense® or our change in control). If a Trigger Event occurs during the term of the 2006 employment agreement or within 12 months thereafter, Dr. Warrell will be entitled to receive the stock option grants that he would have been entitled to receive in respect of the calendar year in which the Trigger Event occurs (assuming attainment of “target” levels of performance on all goals and objectives for the year) and such option will be fully vested and exercisable upon grant.

     We may also, from time to time, grant Dr. Warrell additional cash, stock options, equity and/or other long-term incentive awards in the sole discretion of our Board. Dr. Warrell continues to be entitled to any and all medical insurance, dental insurance, life insurance, disability insurance and other benefit plans, which are generally available to our senior executives. He is also entitled to receive supplemental life insurance and supplemental disability insurance, as well as premium payments for medical malpractice insurance up to a maximum of $25,000 annually. The aggregate amount of the benefits Dr. Warrell may receive are subject to parachute payment limitations under Section 280G of the Internal Revenue Code. Dr. Warrell is entitled to be reimbursed by us for reasonable attorney’s fees incurred by him in connection with the 2006 employment agreement, not to exceed $20,000.

     In the event Dr. Warrell’s employment is terminated, he will be entitled to receive his accrued but unpaid base salary through his termination date, his accrued but unpaid expenses, a lump sum payment of his accrued vacation days (unless he is terminated by us for cause or he terminates his employment without good reason (both defined in the 2006 agreement)), his accrued but unpaid bonus, a lump sum payment of his pro-rated bonus for the year of his termination (unless he is terminated by us for cause or he terminates his employment without good reason), and any other benefits due him in accordance with applicable plans, programs or agreements. In addition to the benefits listed in the preceding sentence, in the event we terminate Dr. Warrell’s employment without cause or Dr. Warrell terminates his employment for good reason and he executes a release, Dr. Warrell will be entitled to receive the base salary he would have received during the twelve-month period following the date of termination. If we terminate Dr. Warrell’s employment in anticipation of our change in control or, if either party terminates his employment upon a change in control or within thirteen months following a change in control, Dr. Warrell will instead receive a lump sum payment equal to two times his annual base salary. Dr. Warrell will also receive immediate vesting of all stock options that vest solely as a result of his continued employment. Finally, if either party gives notice that they do not wish to extend the 2006 employment agreement, Dr. Warrell will be entitled to receive his accrued but unpaid base salary through his termination date, his accrued but unpaid expenses, a lump sum payment of his accrued vacation days, his accrued but unpaid bonus, a lump sum payment of his pro-rated bonus for the year of his termination, and any other benefits due him in accordance with applicable plans, programs or agreements. If Dr. Warrell gives notice that he does not wish to extend his 2006 employment agreement, he will also receive immediate vesting of all stock options that would have vested during the 90 days following his termination date, if such stock options vest solely as a result of his continued employment. If we give notice that we do not wish to extend Dr. Warrell’s 2006 employment agreement, he will receive immediate vesting of all stock options that vest solely as a result of his continued employment.

     Employment Agreement with Loretta M. Itri, M.D.

     We entered into an employment agreement with Dr. Itri, dated as of August 5, 2003, whereby Dr. Itri was appointed as our President, Pharmaceutical Development and Chief Medical Officer as of March 28, 2003. The employment agreement had an initial term of three years, beginning March 28, 2003 and continuing through March 27, 2006; and provides for automatic extensions for additional one-year periods. At present, Dr. Itri and our Compensation Committee are discussing the terms of a new employment agreement. The agreement provides for a base annual salary of at $400,000, which may be reviewed annually for discretionary increases in a manner similar to our other senior executives and an annual cash bonus ranging from 0% to 50% of her annual base salary to be paid if mutually agreed-upon goals and objectives are achieved for the year. Dr. Itri was also granted an incentive stock option to purchase 300,000 shares of our Common Stock at an exercise price of $11.95 per share, one third of the shares to become exercisable upon the first FDA approval of Genasense®, one third of the shares to become exercisable upon FDA approval of Genasense® in any second indication and one third of the shares to become exercisable upon FDA approval of Genasense® in any of the following indications: non-small cell lung cancer, breast, colorectal, prostate or non-Hodgkin’s Lymphoma. We may also, from time to time, grant Dr. Itri additional stock options consistent with the stock option guidelines applicable to our other senior executives. Dr. Itri is entitled to any and all medical insurance, dental insurance, life insurance, disability insurance and other benefit plans, which are generally available to our senior executives. She is also entitled to receive supplemental life insurance and supplemental disability insurance. The aggregate amount of the benefits Dr. Itri may receive are subject to parachute payment limitations under Section 280G of the Internal Revenue Code.

     In the event Dr. Itri’s employment is terminated, she will be entitled to receive her accrued but unpaid base salary through her termination date, her accrued but unpaid expenses, her accrued vacation days, any earned but unpaid bonus and any other benefits due her in accordance with applicable plans, programs or agreements. In addition to the benefits listed in the preceding sentence, in the event we terminate Dr. Itri’s employment without good reason (as defined in the employment agreement) or Dr. Itri terminates her employment for good reason (as defined in the employment agreement), and she executes a release, Dr. Itri will be entitled to receive a lump sum payment equal to her current annualized base salary plus a pro-rated bonus for the calendar year of termination and each of her outstanding stock options will immediately vest to the extent vesting depends solely on her continued employment. Finally, if either party gives notice that the employment agreement will not be extended, Dr. Itri will be entitled to receive her accrued but unpaid base salary through her termination date, her accrued but unpaid expenses, her accrued vacation days, any earned but unpaid bonus, a pro-rated bonus for the year of her termination and any other benefits due her in accordance with applicable plans, programs, or agreements. If we give notice that we do not wish to extend Dr. Itri’s employment agreement, she will also receive immediate vesting of all stock options that would have vested during the 90 days following her termination date, if such stock options would have vested solely as a result of her continued employment.

Compensation Committee Interlocks and Insider Participation

     None of the members of our Compensation Committee had any “interlock” relationship to report during our fiscal year ended December 31, 2005.

REPORT OF THE COMPENSATION COMMITTEE

Overview

     The Company seeks to achieve three objectives, which serve as guidelines in making compensation decisions:

o	Providing a total compensation package which is competitive and, therefore, enables the Company to attract and retain, on a long-term basis, high-caliber executive personnel;

o	Integrating compensation programs with the Company’s short-term and long-term strategic plan and business objectives; and

o	Encouraging achievement of business objectives and enhancement of stockholder value by providing executive management long-term incentive through equity ownership.

     In making its compensation determinations, the Compensation Committee of the Board has relied, in part, on independent surveys and analyses of management compensation of executives of companies in the biotechnology and pharmaceutical industries (including companies in the NASDAQ Biotechnology Stock Index used in the Stock Price Performance Graph set forth on page twenty-four of this proxy statement) and recommendations of management. The Compensation Committee believes it has established executive compensation levels that are competitive with companies in the biotechnology and pharmaceutical industries when taking into account relative company size, stage of development, individual responsibilities and experience, individual and overall corporate performance and geographic location.

Components of Executive Compensation

     The Company’s potential therapeutic products are in various stages of research and development, and limited revenues have as yet been generated from therapeutic product sales. As a result, the use of traditional performance standards, such as corporate profitability, is not believed to be appropriate in the evaluation of the performance of the Company or its individual executives. The compensation of the Company’s executive officers is based, in substantial part, on industry compensation practices as well as the achievement of individual objectives. Such objectives are established and modified as necessary to reflect changes in market conditions and other factors. Individual performance is measured by reviewing whether these objectives have been achieved.

     The Company’s compensation package for executive officers generally consists of annual cash compensation and long-term compensation in the form of stock options. In light of the Company’s stage of development, considerable emphasis is placed on equity-based compensation in an effort to preserve cash to finance the Company’s research and development efforts.

Annual Cash Compensation

     Compensation levels for the Company’s executive officers are determined in part through comparisons with companies of a similar size, stage of development and level of complexity in the biotechnology and pharmaceutical industries and other companies with which the Company competes for personnel. In addition, the compensation level for each executive officer reflects an evaluation of the responsibilities required for each respective position, individual experience levels and individual performance and contributions toward achievement of the Company’s business objectives. The compensation levels for the Company’s executive officers are designed to be competitive within a range that the Compensation Committee determines to be reasonable in light of the aforementioned factors. The salary level of each executive officer is reviewed on an annual basis, and adjustments are made as deemed necessary.

Stock Options

     The Compensation Committee believes that by providing all full-time employees, including executive officers who have responsibility for the management and growth of the Company, with an opportunity to obtain an equity interest in the Company, the best interests of stockholders and the Company’s employees will be closely aligned. Accordingly, all full-time employees, including executive officers, are eligible to receive stock option grants from time to time, giving them the right to purchase shares of the Company’s Common Stock at a specified price.

Compensation of Executive Officers

     In making compensation decisions for the Company’s fiscal year ended December 31, 2005, the Compensation Committee considered the importance to the company of retaining highly qualified key personnel due to the complex and technologically sophisticated nature of the company’s business. Other factors taken into consideration included compensation trends noted in compensation surveys as well as the performance of both the company and the individual executive.

     Among the significant business objectives achieved during 2005 include the submission of a New Drug Application for Food and Drug Administration approval of Genasense® plus chemotherapy for patients with advanced or refractory chronic lymphocytic leukemia; and substantial completion of the work that led to the submission in January 2006 of a Marketing Authorization Application to the European Medicines Agency for the approval of Genasense® plus chemotherapy for patients with advanced melanoma. In addition, a common stock offering was completed that raised gross proceeds of approximately $17.5 million, and Genta obtained Orphan Drug Designation for c-myb antisense (G4460) in chronic myelocytic leukemia.

     The milestones described above enabled substantial progress towards the commercialization and development of Genasense® and other DNA/RNA-based therapy, and therefore were given significant weight in evaluating executive performance and making determinations regarding executive compensation.

     Other than the Chief Executive Officer, bonus compensation was awarded to the company’s executive officers in an aggregate amount of $178,400. Similar to 2004, in 2005 the Chief Executive Officer, Dr. Warrell, received base compensation pursuant to the terms of his employment agreement. In January 2006, the Compensation Committee increased Dr. Warrell’s annual base salary to $460,000. However, Dr. Warrell was not awarded an annual cash bonus in 2006 for 2005 performance, nor was he awarded a cash bonus in 2005 for 2004 performance. On the basis of performance milestones that were met along with general industry trends in compensation, Dr. Warrell was awarded a stock option grant of 225,000 shares in January 2006.

     This report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Compensation Committee

Daniel D. Von Hoff, M.D., Chairman Christopher P. Parios Douglas G. Watson

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is currently composed of three directors, each of whom is independent as defined under the NASDAQ rules, and operates under a written charter adopted by the Board. The members of our committee through April 10, 2006 were Harlan J. Wakoff, Martin J. Driscoll and Douglas G. Watson. Christopher Parios replaced Mr. Wakoff, who resigned from the Board, effective April 10, 2006. Among our other responsibilities, we recommend to the Board the selection of the Company’s independent registered public accounting firm.

     The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

     During the course of 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

     The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Deloitte & Touche LLP their firm’s independence.

Fees for independent registered public accounting firm for fiscal years 2005 and 2004

     Set forth below are the fees billed for services rendered by Deloitte & Touche LLP in 2005 and 2004.

	2005	2004

Audit fees	$368,500	$396,400
Audit-related fees	--	--

Total Audit & Audit-related fees	368,500	396,400
Tax fees	--	38,030
All other fees	--	--

Total fees	$368,500	$434,430

     Audit fees consist of fees billed for services rendered for the audit of our financial statements, internal controls and review of our financial statements included in our quarterly reports on Form 10-Q and services provided in connection with other statutory or regulatory filings.

     Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under Audit fees. No such fees were billed in 2005 or 2004.

     Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns and tax advice given to us in 2004.

     The Audit Committee pre-approved all Audit-related fees and Tax fees. After considering the provision of services encompassed within the above disclosures about fees, the Audit Committee has determined that the provision of such services is compatible with maintaining Deloitte & Touche LLP’s independence.

Pre-approval policy of services performed by independent registered public accounting firm

     The Audit Committee’s policy is to pre-approve all audit and non-audit related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated the pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.

     Based upon our discussion with management and the independent registered public accounting firm and our review of the representation of management and the report of the independent registered public accounting firm to us, we recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC, and that Deloitte & Touche LLP be appointed as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Audit Committee

Harlan J. Wakoff, Chairman Martin J. Driscoll Douglas G. Watson

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

     The following table sets forth, as of March 31, 2006, certain information with respect to the beneficial ownership of our Common Stock (the only voting class outstanding), (i) by each director, (ii) by each of the named executive officers and (iii) by all officers and directors as a group. As of March 31, 2006, each share of Series A Preferred Stock was convertible at the option of the holder into approximately 10.6853 shares of Common Stock. Except as required by law or with respect to the creation or amendment of senior classes of Preferred Stock or creation of different series or classes of Common Stock, and in certain other instances, holders of Series A Preferred Stock do not have voting rights until such shares are converted into Common Stock. The conversion price and the numbers of shares of Common Stock issuable upon conversion of the Series A Preferred Stock may be adjusted in the future, based on the provisions in our Restated Certificate of Incorporation, as amended.

Name and Address (1)	Number of Shares Beneficially Owned (2)		Percent of Class Beneficially Owned

Raymond P. Warrell, Jr., M.D	5,977,397	(3)	4.3%
Loretta M. Itri, M.D	409,000	(4)	*
Richard J. Moran	40,500	(5)	*
William P. Keane	6,000	(6)	*
W. Lloyd Sanders	5,000	(7)	*
Martin J. Driscoll	--	(8)	*
Jerome E. Groopman, M.D	84,000	(8)	*
Betsy McCaughey, PhD	117,334	(8)	*
Christopher P. Parios	--	(8)	*
Daniel D. Von Hoff, M.D	161,667	(8)	*
Harlan J. Wakoff (9)	290,000	(8)	*
Douglas G. Watson	124,000	(10)	*
All Directors and Executive Officers as a group	7,214,898	(11)	5.4%

*	Less than one percent (1%).

(1)	Unless otherwise indicated, the address of each named holder is in care of Genta Incorporated, Two Connell Drive, Berkeley Heights, NJ 07922.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options exercisable within 60 days of March 31, 2006 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)	Consists of 244,695 shares of Common Stock and 5,732,702 shares of Common Stock issuable upon exercise of currently exercisable stock options. Excludes 74,000 shares of Common Stock beneficially owned by Dr. Warrell’s wife, Dr. Itri. Dr. Warrell disclaims beneficial ownership of such shares.

(4)	Consists of 74,000 shares of Common Stock and 335,000 shares of Common Stock issuable upon exercise of currently exercisable stock options. Excludes 244,695 shares of Commons Stock, beneficially owned by Dr. Itri’s husband, Dr. Warrell. Dr. Itri disclaims beneficial ownership of such shares.

(5)	Consists of 500 shares of Common Stock owned by Mr. Moran’s wife and 40,000 shares of Common Stock issuable upon exercise of exercisable stock options.

(6)	Consists of 6,000 shares of Common Stock owned by Mr. Keane and his wife. Mr. Keane resigned as Senior Vice President, Chief Financial Officer and Corporate Secretary effective September 23, 2005. All options granted have been forfeited as of December 23, 2005.

(7)	Consists of 5,000 shares of Common Stock.

(8)	Consists of shares of Common Stock issuable upon the exercise of stock options.

(9)	Mr. Wakoff resigned from the Board, effective April 10, 2006.

(10)	Consists of 15,000 shares of shares of Common Stock and 109,000 shares of Common Stock issuable upon the exercise of stock options.

(11)	Consists of 345,195 shares of Common Stock and 6,869,703 shares of Common Stock issuable upon the exercise of stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of March 31, 2006 certain information with respect to the beneficial ownership of our Common Stock (the only voting class outstanding) by each person known to us to beneficially own more than five percent of our outstanding Common Stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned

None	--	--

STOCK PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total stockholder return (change in stock price plus reinvested dividends) of our Common Stock with the CRSP Total Return Index for the NASDAQ National Market (U.S. and foreign) and the CRSP Total Return Index for NASDAQ Biotechnology Index for the period from December 31, 2000 to December 31, 2005. The comparison assumes $100 was invested on December 31, 2000 in our Common Stock and the common stock of each of the foregoing indices and also assumes reinvestment of dividends.

	2000	2001	2002	2003	2004	2005

GENTA INCORPORATED	100.00	177.88	96.13	130.38	22.00	18.25
NASDAQ STOCK MARKET (U.S. & FOREIGN)	100.00	83.93	63.03	84.88	87.28	104.53
NASDAQ BIOTECHNOLOGY	100.00	80.72	44.83	62.82	65.43	83.51

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock.

     To our knowledge based solely on a review of the copies of such reports furnished to us and the reporting persons’ representations to us that no other reports were required during the year ended December 31, 2005, our directors and officers complied with their respective filing requirements under Section 16(a) on a timely basis.

HOUSEHOLDING

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: Two Connell Drive, Berkeley Heights, NJ 07922, (908) 286-9800. If you want to receive separate copies of the annual report on Form 10-K and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 annual meeting of stockholders called for a date within thirty days of June 16, 2007 pursuant to Rule 14a-8, “Shareholder Proposals,” of the SEC is December 30, 2006.

     Proposals of stockholders intended to be presented at the Company’s 2007 annual meeting of stockholders called for a date within thirty days of June 16, 2007 and not be included in our proxy materials must comply with the advance notice provision in Section 3 of Article I of our by-laws. For notice to be timely, it shall be delivered not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting.

     All stockholder proposals should be directed to our Corporate Secretary at our address listed on the top of page one of this proxy statement.

ANNUAL REPORT ON FORM 10-K

     We will provide without charge to each person solicited by this proxy statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to Richard J. Moran, our Senior Vice President, Chief Financial Officer and Corporate Secretary, at our address listed on the top of page one of this proxy statement.

By order of the Board of Directors,

Raymond P. Warrell, Jr., M.D. Chairman and Chief Executive Officer

Dated: April 28, 2006

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” all the director nominees listed below and “FOR” Proposals 2, 3 and 4.
1.	To elect directors.	FOR ALL NOMINEES (except as marked to the contrary)	WITHHOLD FROM ALL NOMINEES			FOR	AGAINST	ABSTAIN
				2.	To approve an amendment to our, Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 155,000,000, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock to 255,000,000, consisting of 250,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.	☐	☐	☐
		☐	☐
To withhold authority to vote for any nominee, write the number preceding the nominee’s name on the line below.						FOR	AGAINST	ABSTAIN
Withhold authority for: __________________________________________				3.	To approve an amendment to our 1998 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the plan from 18,500,000 to 20,500,000.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
Director Nominees: 01 RAYMOND P. WARRELL, JR., M.D. 02 MARTIN J. DRISCOLL 03 JEROME E. GROOPMAN, M.D. 04 BETSY MCCAUGHEY, PH.D.			05 CHRISTOPHER P. PARIOS 06 DANIEL D. VON HOFF, M.D. 07 DOUGLAS G. WATSON	4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

Signature _________________________________ Signature _________________________________ Date ______________
Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

Ù FOLD AND DETACH HERE Ù

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Internet http://www.proxyvoting.com/gnta Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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You can view the Proxy Statement and the 2005 Annual Report
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GENTA INCORPORATED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2006

     The undersigned stockholder of Genta Incorporated (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 28, 2006, and the undersigned revokes all prior proxies and appoints Raymond P. Warrell, Jr., M.D. and Richard J. Moran, and each of them, as proxies for the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Hotel Westminster, 550 West Mount Pleasant Avenue, Livingston, NJ, at 11:00 a.m., local time, on June 16, 2006 and at any postponement or adjournment thereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD, “FOR” PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

     Receipt of the Notice of Annual Meeting, the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 accompanying the same is hereby acknowledged.

     PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be dated and signed on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

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GENTA INCORPORATED

1998 STOCK INCENTIVE PLAN

(Amended and Restated Effective April 5, 2006)

ARTICLE I
GENERAL

1.1 Purpose

          The purpose of the Genta Incorporated 1998 Stock Incentive Plan, as amended and restated effective April 5, 2006, (the “Plan”) is to provide for officers, other employees and directors of, and consultants to, Genta Incorporated (the “Company”) and its subsidiaries an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2 Administration

          1.2.1 Subject to Section 1.2.6, the Plan shall be administered by the Compensation Committee (the “Committee”) of the board of directors of the Company (the “Board”), which shall consist of not less than two directors. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), all actions relating to awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a “non-employee director” within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of “non-employee directors”. To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the members of the Committee shall be “outside directors” within the meaning of section 162(m).

          1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan; (b) to construe, interpret and implement the Plan and any plan agreements executed pursuant to Section 2.1; (c) to prescribe, or amend and rescind rules and regulations relating to the Plan, including rules governing its own operations; (d) to make all determinations necessary or advisable in administering the Plan; (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan; (f) to amend the Plan to reflect changes in applicable law; (g) to determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, Shares of Common Stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, canceled, forfeited or suspended; (h) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other awards or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; and (i) to determine whether, to what extent and under what circumstances the management of the day-to-day operations of the Plan and the functions of the Company with respect thereto, including, without limitation, processing of the exercise of options and holding and sales of option shares by grantees, shall be delegated to a registered broker-dealer or other qualified third party.

          1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

          1.2.4 The determination of the Committee on all matters relating to the Plan or any plan agreement shall be final, binding and conclusive.

          1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

          1.2.6 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, grant awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.3 Persons Eligible for Awards

          Awards under the Plan may be made to such directors (including directors who are not employees), officers and other employees of the Company and its subsidiaries (including prospective employees conditioned on their becoming employees), and to such consultants, advisers and other independent contractors of the Company and its subsidiaries (collectively, “key persons”), as the Committee shall select in its discretion.

1.4 Types of Awards Under Plan

          Awards may be made under the Plan in the form of (a) incentive stock options (within the meaning of section 422 of the Code); (b) non-qualified stock options; (c) stock appreciation rights; (d) dividend equivalent rights; (e) restricted stock; (f) restricted stock units; and (g) other stock-based awards, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option (other than an incentive stock option that may be assumed or issued by the Company in connection with a transaction to which section 424(a) of the Code applies) may be granted to a person who is not an employee of the Company on the date of grant.

1.5 Shares Available for Awards

          1.5.1 Total shares available. The total number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), which may be transferred pursuant to awards granted under the Plan shall not exceed 20,500,000. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that a) a stop order may be placed in effect with respect to shares issued pursuant to the Plan and b) any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If, after the effective date of the Plan, any award is forfeited or any award otherwise terminates or is cancelled without the delivery of shares of Common Stock, then the shares covered by such award or to which such award relates shall again become available for transfer pursuant to

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awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for awards under this Plan.

          1.5.2 Individual Limit. The total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or a subsidiary during any two-year period shall not exceed 8,000,000 shares.

          1.5.3 Adjustments. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one employee, and the price per share of Common Stock covered by each such outstanding award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein or in the applicable plan agreement, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. After any adjustment made pursuant to this Section 1.5.3, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

          1.5.4 Except as provided in this Section 1.5 and in Section 2.3.8, there shall be no limit on the number or the value of the shares of Common Stock that may be subject to awards to any individual under the Plan.

1.6 Definitions of Certain Terms

          1.6.1 The “Fair Market Value” of a share of Common Stock on any day shall be determined as follows.

               (a) If the principal market for the Common Stock (the “Market”) is a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market or Small Cap Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

               (b) If the Common Stock is actively traded but paragraph (a) does not apply, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which

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there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

               (c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee.

          1.6.2 The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable plan agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “nonqualified stock option.”

          1.6.3 The term “employment” means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee’s association with the Company or a subsidiary as a director, consultant, adviser, other independent contractor or otherwise.

          1.6.4 A grantee shall be deemed to have a “termination of employment” upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan; (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan; and (c) when a change in a non-employee’s association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether a grantee’s termination of employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

          1.6.5 The term “cause,” when used in connection with termination of a grantee’s employment, shall have the meaning set forth in any then-effective employment agreement between the grantee and the Company or a subsidiary thereof. In the absence of such an employment agreement provision, “cause” means: (a) conviction of any crime (whether or not involving the Company or its subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or its subsidiaries to public ridicule or embarrassment; (c) material violation of the Company’s or a subsidiary’s policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; or (d) serious neglect or misconduct in the performance of the grantee’s duties for the Company or a subsidiary or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive.

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ARTICLE II
AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

          Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written agreement (“plan agreement”) which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Such provisions may include, without limitation, a requirement that the grantee acknowledge that such shares are acquired for investment purposes only. The Committee may grant awards in tandem with or in substitution for any other award or awards granted under this Plan or any award granted under any other plan of the Company or any subsidiary. Payments or transfers to be made by the Company or any subsidiary upon the grant, exercise or payment of an award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules established by the Committee. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan, the applicable plan agreement, and the determinations of the Committee.

2.2 No Rights as a Shareholder

          No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until a) the issuance of a stock certificate to such person for such shares or b) the book-entry ownership is reflected for the nominee of such person who holds such shares in “street name.” Except as otherwise provided in Section 1.5.3, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

2.3 Grant of Stock Options, Stock Appreciation
      Rights and Reload Options

          2.3.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan.

          2.3.2 The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

          2.3.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable plan agreement,to receive from the Company an amount

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equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the plan agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

          2.3.4 Each plan agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which section 424(a) of the Code applies), and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

          2.3.5 Each plan agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant.

          2.3.6 The Committee may in its discretion include in any plan agreement with respect to an option (the “original option”) a provision that an additional option (the “additional option”) shall be granted to any grantee who, pursuant to Section 2.4.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a plan agreement provides for the grant of an additional option, such agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.4.3(b) in payment of such exercise price shall have been held for at least six months.

          2.3.7 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if

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any, imposed from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options.

          2.3.8 Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under section 422 of the Code, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

2.4 Exercise of Options and Stock Appreciation Rights

          Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

          2.4.1 Unless the applicable plan agreement otherwise provides, an option or stock appreciation right shall become exercisable in four substantially equal installments, on each of the first, second, third and fourth anniversaries of the date of grant, and each installment, once it becomes exercisable, shall remain exercisable until expiration, cancellation or termination of the award.

          2.4.2 Unless the applicable plan agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall prescribe.

          2.4.3 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased or such other document that the Committee may prescribe. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable plan agreement provides otherwise, by delivery of shares of Common Stock (which, if acquired pursuant to exercise of a stock option, were acquired at least six months prior to the option exercise date) and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other method as the Committee may from time to time prescribe.

          2.4.4 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), provide for the issuance of the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires,

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and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee’s stockbroker.

2.5 Termination of Employment; Death

          2.5.1 Except to the extent otherwise provided in Section 2.5.2 or 2.5.3 or in the applicable plan agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee’s employment for any reason (including death).

          2.5.2 Except to the extent otherwise provided in the applicable plan agreement, if a grantee’s employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within ninety (90) days after employment terminates, except that this ninety day period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the plan agreement. In the case of an incentive stock option, the term “disability” for purposes of the preceding sentence shall have the meaning given to it by section 422(c)(6) of the Code.

          2.5.3 Except to the extent otherwise provided in the applicable plan agreement, if a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee’s awards are exercisable pursuant to Section 2.5.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee’s death or the expiration date of the award. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable plan agreement which would have applied to the grantee.

2.6 Grant of Restricted Stock

          2.6.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a plan agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

          2.6.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue in the grantee’s name a certificate or certificates for the shares of Common Stock

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covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the non-transferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable plan agreement.

          2.6.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable plan agreement.

          2.6.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable plan agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the non-transferability of the restricted stock shall lapse. Unless the applicable plan agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock. 2.6.5 During the 120 days following termination of the grantee’s employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the grantee (or the grantee’s estate) the lesser of (a) the Fair Market Value of the shares, or (b) any amount paid by the grantee for such shares.

2.7 Grant of Restricted Stock Units

          2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

          2.7.2 At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee’s employment by the Company and its subsidiaries for any reason, restricted stock units that have not become nonforfeitable shall be forfeited and cancelled.

          2.7.3 At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

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2.8 Other Stock-Based Awards

          The Committee may grant other types of stock-based awards (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.9 Grant of Dividend Equivalent Rights

          The Committee may in its discretion include in the plan agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a plan agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.10 Right of Recapture

          2.10.1 If at any time within one year after the date on which a participant exercises an option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based award (each of which events is a “realization event”), the participant (a) is terminated for cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the participant from the realization event shall be paid by the participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

ARTICLE III
MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards

          3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee’s death, the person having the right to

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exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

          3.1.2 Shareholder approval of any amendment shall be obtained to the extent necessary to comply with section 422 of the Code (relating to incentive stock options) or other applicable law or regulation.

          3.1.3 Except as otherwise provided in Section 3.1.4 hereof, the Committee may amend any outstanding plan agreement, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the agreement. However, any such amendment (other than an amendment pursuant to Section 3.7.2, relating to change in control) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

          3.1.4 Notwithstanding anything to the contrary contained in Section 3.1.3 hereof, without the prior approval of the Company’s shareholders, any option issued under the Plan will not be repriced by (i) lowering the option exercise price of the previously granted option (other than pursuant to a corporate reorganization, merger or liquidation involving the assumption of such option), or (ii) the granting of a new option under the Plan with a lower exercise price than an option previously granted under the Plan within six (6) months before or after cancellation of such previously granted option.

3.2 Tax Withholding

          3.2.1 As a condition to the receipt of any shares of Common Stock pursuant to any award or the lifting of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award (including, without limitation, FICA tax), the Company shall be entitled to require that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

          3.2.2 If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise specified in the applicable plan agreement, the grantee may satisfy the withholding obligation imposed under Section 3.2.1 by electing to have the Company withhold shares up to an amount that does not exceed the grantee’s minimum applicable withholding tax rate for federal (including, without limitation, FICA tax) or other governmental tax liabilities.

3.3 Restrictions

          3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action a “plan action”), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

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          3.3.2 The term “consent” as used herein with respect to any plan action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a plan action by any governmental or other regulatory bodies.

3.4 Nonassignability

          Except to the extent otherwise provided in the applicable plan agreement, no award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.5 Requirement of Notification of
      Election Under Section 83(b) of the Code

          If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.6 Requirement of Notification Upon Disqualifying
      Disposition Under Section 421(b) of the Code

          If any grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an incentive stock option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within 10 days thereof.

3.7 Change in Control, Dissolution, Liquidation, Merger

          3.7.1 For purposes of this Section 3.7, a “change in control” shall have occurred if:

               (a) any “person”, as such term is used in Sections 13(d) and 14(d) of the 1934 Act other than (i) the Current Shareholders of the Company as of the effective date of the Plan (the “Current Shareholders”, such term to include their heirs or estates, or trusts or other entities the primary beneficiaries of which are the Current Shareholders or persons designated by them), (ii) the Company or any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or

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indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities without the prior written consent of the Committee or the Board; or

               (b) during any period of twenty-four (24) consecutive months, individuals who at the effective date of the Plan constitute the Board and any new director whose election by the Board or nomination for election by the Company shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company (other than a wholly-owned subsidiary of the Company), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in Section 3.7.1(a) above with the exceptions noted in section 3.7.1(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

               (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

          3.7.2 Upon the happening of a change in control:

               (a) subject to the provisions of Section 2.5 above, in the event of a change in control, any option or stock appreciation right then outstanding shall become fully vested and immediately exercisable upon such change in control unless the applicable plan agreement expressly provides otherwise;  and

               (b) to the fullest extent permitted by law, the Committee may, in its sole discretion, amend any plan agreement in such manner as it deems appropriate, including, without limitation, by amendments that advance the dates upon which any or all outstanding awards of any type shall terminate.

          3.7.3 In the event of the proposed dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, accelerate the date on which any award becomes exercisable or fully vested and/or declare that any award shall terminate as of a specified date.

          3.7.4 In the event of a merger or consolidation (“merger”) of the Company with or into any other corporation or entity (“successor corporation”), outstanding awards shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the

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exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards shall, to the extent not exercised, terminate as of the date of the closing of the merger. For the purposes of this Section 3.7.4, an award shall be considered assumed if, for every share of Common Stock subject thereto immediately prior to the merger, the grantee has the right, following the merger, to acquire the consideration received in the merger transaction by holders of shares of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be acquired pursuant to the award, for each share of Common Stock subject thereto, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger. For purposes hereof, the term “merger” shall include any transaction in which another corporation acquires all of the issued and outstanding Common Stock of the Company.

3.8 Right of Discharge Reserved

          Nothing in the Plan or in any plan agreement shall confer upon any grantee the right to continue in the employ of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate such employment.

3.9 Nature of Payments

          3.9.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

          3.9.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or of any subsidiary or under any agreement with the grantee, unless such plan or agreement specifically provides otherwise.

3.10 Non-Uniform Determinations

          The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11 Other Payments or Awards

          Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

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3.12 Section Headings

          The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13 Effective Date and Term of Plan

          3.13.1 The Plan was originally adopted by the Board on May 28, 1998 (the “effective date”) and was previously amended and restated on March 21, 2002, September 19, 2002, March 19, 2004 and September 14, 2004 and September 15, 2005. This amendment and restatement of the Plan is effective April 5, 2006.

          3.13.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the day before the tenth anniversary of the effective date of the Plan, and no incentive stock option awards shall thereafter be made under the Plan. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable plan agreements.

3.14 Governing Law

          All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

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GENTA INCORPORATED
A Delaware corporation (the “Company”)

Audit Committee Charter
Adopted April 16, 2003

Purpose

     The Audit Committee is created by the Board of Directors of the Company to:

•	assist the Board in ensuring

•	the adequacy of financial controls;

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditors;

•	compliance by the Company with legal and regulatory requirements;

•	review the audit committee report that Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement;and

•	review suspected violations of the Code of Business Conduct and Ethics, as outlined within the Code.

Membership

     The Audit Committee shall consist of at least three members and shall be comprised solely of independent directors meeting the independence and experience requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), subject to any exceptions described in Nasdaq Rule 4350(d). All members of the Audit Committee will be financially literate, and at least one member shall qualify under SEC rules as an “Audit Committee financial expert.”

     The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

Authority and Responsibilities

     In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

Independent Auditors

•	The Audit Committee has the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms, and all non-audit services to be provided by the independent auditors. The Audit Committee shall pre-approve all audit services and each non-audit service to be provided by the Company’s independent auditors. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

•	The Audit Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors, including a formal written statement consistent with Independence Standards Board Standard 1 (the “Auditors’ Statement”):

•	describing the independent auditors’ internal quality-control procedures;

•	describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•	describing all relationships between the independent auditors and the Company; and

•	assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

•	review and evaluate the senior members of the independent auditor team(s), particularly the lead audit and reviewing partners;

•	consider whether the lead audit or reviewing partner should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

Audit Committee Charter 4/16/03	Page 2 of 5

•	consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ qualifications performance and independence.

•	The Audit Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors.

•	The Audit Committee shall discuss with the independent auditors any relationships or services disclosed in Auditors’ Statement that may impact the quality of audit services or the objectivity of the Company’s independent auditors.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

•	The Audit Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

•	the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K;

•	the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

•	any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

•	The Audit Committee shall review, in conjunction with management, the Company’s policies with respect to the Company’s earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information.

Audit Committee Charter 4/16/03	Page 3 of 5

•	The Audit Committee or its Chairman shall review any of the Company’s earnings press releases as the Audit Committee or the Chairman deems appropriate.

•	The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

•	The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto.

•	The Audit Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

•	The Audit Committee shall discuss with the Company’s Corporate Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies. In addition, the Audit Committee shall review any suspected violations brought to its attention per the “Code of Business Conduct and Ethics.”

•	The Audit Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, including measures to protect the anonymity of the employee reporting the concern.

•	The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	The Audit Committee shall review the audit committee report that the SEC rules require to be included in the Company’s annual proxy statement.

Reporting to the Board

•	The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s

Audit Committee Charter 4/16/03	Page 4 of 5

financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, compliance by the Company with legal and regulatory requirements and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

•	Periodically the Audit Committee shall evaluate its own performance. Such evaluation must compare the performance of the Audit Committee with the requirement of this Charter.

•	The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board.

Procedures

     The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairman of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

     The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee.

     The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

     The Audit Committee may perform any other activities consistent with this charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Limitations Inherent in the Audit Committee’s Role

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

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